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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of report (Date of earliest event reported):
                                December 12, 2000

                         PAPA JOHN'S INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                           61-1203323
          (State or other jurisdiction of    (I.R.S. Employer identification
          incorporation or organization)     number)


                           2002 PAPA JOHN'S BOULEVARD
                         LOUISVILLE, KENTUCKY 40299-2334
                    (Address of principal executive offices)

                                 (502) 261-7272
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

On December 12, 2000, Papa John's International, Inc. announced that systemwide comparable sales for the four weeks ended November 19, 2000 increased 1.9%, comprised of a 4.0% increase at company-owned restaurants and a 1.2% increase at franchised restaurants.

The Company also announced a downward revision to its projected earnings per share for the fourth quarter ending December 31, 2000, from $0.69-$0.70 to $0.47-$0.51, before a special one-time charge described below. Full-year 2000 earnings per share are now expected to be in the range of $1.90 to $1.93, before the special charge and previously announced advertising litigation related costs, as compared to the Company's previous estimate of $2.12. The Company expects 115 to 125 new restaurant openings for the fourth quarter (versus its previous target of 130 openings), for a total of 365 to 375 new restaurant openings for full-year 2000.

The Company is continuing to evaluate the impact of these trends, and additional investment initiatives in its people and franchise system, on 2001 growth and earnings

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estimates. However, the Company currently expects that both restaurant openings and EPS for 2001 will decline by up to 20% from previously announced 2001 estimates of 340 to 360 new company and franchised restaurants and EPS of $2.40 to $2.50. The Company will provide additional information regarding 2001 expectations when available, currently expected to be at the time of the Company's fourth quarter earnings release planned for February 27, 2001.

The Company also announced that it will take a predominantly non-cash special charge of $10 to $14 million during the fourth quarter ending December 31, 2000. The charge will include certain items under Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of," related to: the impairment of a select number of underperforming restaurants, some of which may be closed or sold; the planned closure of 20 field operations offices; and the write-down of certain surplus or obsolete assets, including certain technology assets. The special charge also includes the write-down of a note receivable to its current estimated realizable value.

This summary of the attached press release is qualified in its entirety by the complete text of such document, a copy of which is attached hereto as Exhibit 99.1.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibit 99.1 Press Release dated December 12, 2000.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         PAPA JOHN'S INTERNATIONAL, INC.

                                  (Registrant)

Date: December 13, 2000                      /s/ E. Drucilla Milby
                                             ---------------------
                                             E. Drucilla Milby
                                             Senior Vice President,
                                             Chief Financial Officer
                                             and Treasurer

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                                  EXHIBIT INDEX
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EXHIBIT NO.

99.1      Press Release dated December 12, 2000